Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2021 with respect to the consolidated financial statements included in the Annual Report of Driven Brands Holdings Inc. (f/k/a RC Driven Holdings LLC) on Form 10-K for the fiscal year ended December 26, 2020. We consent to the incorporation by reference of said report in the Registration Statement of Driven Brands Holdings Inc. on Form S-8 (File No. 333-252122).
/s/ GRANT THORNTON LLP
Charlotte, North Carolina
March 24, 2021